UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On January 29, 2018, the Company issued 3,812,188 shares of free-trading Common Stock of PHI Group, Inc. to EMA Financial LLC, holder of a Convertible Promissory Note dated April 4, 2017 of the Company, for the conversion of $9,975.50 of the principal balance of the Note, $3,649.43 of accrued and unpaid interest, and $1,050 for legal and transfer agent fees for conversion, totaling $14,467.93. This Note was paid off in full as of January 29, 2018; the principal balance due remaining under this Note after this conversion is $0.00.

On January 29, 2018, the Company issued 2,500,000 shares of free-trading Common Stock of PHI Group, Inc. to Crown Bridge Partners, LLC., holder of the $35,000.00 Convertible Promissory Note dated June 9, 2017 of the Company, for the conversion of $9,562.50 of the principal and $500.00 of fees under the Note, totaling $10,062.50. The principal balance due remaining under this Note after this conversion was $8,237.50.

On February 8, 2018, Henry Fahman, the Company’s Chief Executive Officer and Chief Financial Officer, converted $150,000.00 of the accrued and unpaid salary for the fiscal year ended June 30, 2011 into 4,746,084 shares of Restricted Common Stock of PHI Group, Inc. at the effective price of $0.031605 per share, pursuant to the Company’s corporate resolutions dated November 2, 2012, which still remain in full force and effect.

On February 8, 2018, Tina Phan, the Company’s Corporate Secretary and Treasurer, converted $60,000.00 of the accrued and unpaid salary for the fiscal year ended June 30, 2011 into 1,898,434 shares of Restricted Common Stock of PHI Group, Inc. at the effective price of $0.031605 per share, pursuant to the Company’s corporate resolutions dated November 2, 2012, which still remain in full force and effect.

In connection with the Company’s commitment to retire existing convertible promissory notes and those that may be issued in the future to meet critical strategic financing an investment needs, the Company will minimize potential conversions into common stock by holders of such convertible promissory notes and pay them off with cash from the Company’s revenues and/or more favorable financings at reasonable costs of capital. The Company will strive not to allow additional conversions from the remaining convertible promissory notes in the future, except for the balance of $8,237.50 from the convertible promissory note dated June 9, 2017 with Crown Bridge Partners, LLC.

As of February 6, 2018, the Company paid off the Convertible Promissory Note issued to Power Up Lending Group, LLC. Investments, Inc. on 8/15/2017, including the original principal amount of $33,000 plus prepayment premium and accrued interest. This Note has been paid in full and the principal balance due remaining under this Note after the payment is $0.00.

As of February 8, 2018 there are 92,674,372 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO